Exhibit 4.1

EIGHTEENTH SUPPLEMENTAL INDENTURE

FROM

WISCONSIN PUBLIC SERVICE CORPORATION

TO

U.S. BANK tRUST COMPANY, NATIONAL ASSOCIATION
(SUCCESSOR TO FIRSTAR BANK, MILWAUKEE, N.A., NATIONAL ASSOCIATION)

TRUSTEE

Dated as of August 13, 2026

SUPPLEMENTAL TO INDENTURE
Dated as of December 1, 1998

Senior Debt Securities

This EIGHTEENTH SUPPLEMENTAL INDENTURE is made as of the 13th day of August, 2026, by and between WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under the laws of the State of Wisconsin (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (successor in interest to Firstar Bank Milwaukee, N.A., National Association), a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

WITNESSETH: that

The Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Indenture”), made as of December 1, 1998; and

Section 3.01 of the Indenture provides that Securities may be issued from time to time in series pursuant to a supplemental indenture specifying the terms of each series of Securities; and

The Company desires to establish a series of Securities to be designated Senior Notes, 6.05% Series Due August 15, 2056 (the “Senior Notes”); and

Section 10.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form or terms of Securities of any series and adding to the covenants of the Company; and

The execution and delivery of this Eighteenth Supplemental Indenture (herein, this “Supplemental Indenture”) has been duly authorized by a Board Resolution;

NOW, THEREFORE, this Supplemental Indenture

WITNESSETH, that, in order to set forth the terms and conditions upon which Senior Notes are, and are to be, authenticated, issued and delivered, and in consideration of the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of such Securities as follows:

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Article I
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.1

This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2

For all purposes of this Supplemental Indenture:

(a)            Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture;

(b)            All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)            The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder,” and “herewith” refer to this Supplemental Indenture.

Article II
THE SECURITIES

There is hereby established a series of Securities pursuant to Section 3.01 of the Indenture as follows:

(a)            The title of the Securities of the series hereby established is “Senior Notes, 6.05% Series Due August 15, 2056.”

(b)            The aggregate principal amount of the Senior Notes which may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities of such series pursuant to Sections 2.05, 3.04, 3.05, 3.06, 10.06 or 12.07) shall initially be limited to Three Hundred Million Dollars ($300,000,000), subject to the right of the Company to reopen the Senior Notes for the issuance of additional Senior Notes on the terms and subject to the conditions specified below.

(c)            The Company shall have the right to reopen the Senior Notes for the issuance of additional Securities of such series (“Additional Senior Notes”). The issuance of any Additional Senior Notes shall constitute a further issuance of, and will be consolidated with, the Senior Notes, so as to form a single series. The Additional Senior Notes shall have the same terms hereinafter recited, except for the issue date, the public offering price and, if applicable, the initial interest payment date. Where appropriate, references to the Senior Notes in this Supplemental Indenture shall be deemed to include the Additional Senior Notes.

(d)            The Senior Notes are to be issued in permanent global form without coupons. The beneficial owners of interests in such permanent Global Security or Securities may not exchange such interests for Securities of such series other than in the manner provided in Section 2.05 of the Indenture. The Depositary for the Senior Notes shall be The Depository Trust Company.

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(e)            The Stated Maturity of the Senior Notes is August 15, 2056.

(f)            The Senior Notes shall bear interest at the rate of 6.05% per annum, and such interest shall accrue from August 13, 2026 (or from the most recent Interest Payment Date to which interest on the Senior Notes has been paid or provided for). The Interest Payment Dates for the Senior Notes shall be February 15 and August 15 in each year commencing February 15, 2027, or if not a Business Day, the next succeeding Business Day (and without any interest or other payment in respect of any such delay) and the Regular Record Date for the interest payable on any Interest Payment Date shall be the February 1 or August 1 (whether or not such day is a Business Day) immediately preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(g)            Principal of and interest on the Senior Notes shall be payable in U.S. Dollars at the Corporate Trust Office of the Trustee in St. Paul, Minnesota.

(h)            Prior to February 15, 2056 (the “Par Call Date”), the Company may redeem the Senior Notes at the Company’s option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Senior Notes mature on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as hereinafter defined, plus 15 basis points less (b) interest accrued to but not including, the Redemption Date; and

(ii) 100% of the principal amount of the Senior Notes to be redeemed,

Plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Such Redemption Date shall be set forth in an Officer’s Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

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For purposes of this paragraph (h):

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each Business Day by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

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(i)            The Company will send notice at least 10 days, but not more than 45 days, before the Redemption Date to each holder of Senior Notes to be redeemed.

(j)            If a Tax Credit Event (as defined below) occurs, the Company may redeem, upon a notice of redemption not less than 10 nor more than 60 days prior to the Redemption Date of the Senior Notes, in whole but not in part, at a Redemption Price equal to 101% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date. A notice of redemption of the Senior Notes upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Senior Notes were issued and (b) six months from the date of issuance of the Senior Notes and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

A “Tax Credit Event” occurs with respect to the Senior Notes if, in the Company’s reasonable determination, there exists a material risk, due to the Senior Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986 (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee’s receipt of the required redemption moneys on or before the Redemption Date (and in such case, no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

(k)           The Senior Notes shall not be subject to any sinking fund and shall not be redeemable at the option of the Holders thereof.

(l)            The Senior Notes shall initially be issued in whole in the form of one or more Global Securities. If individual Senior Notes are issued under the conditions specified in Section 2.05 of the Indenture, individual certificates will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Such Senior Notes and Additional Senior Notes, if any, shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by Section 3.01 of the Indenture and the form of Securities for the Senior Notes and Additional Senior Notes, if any, substantially in the form of Security attached hereto as Appendix I, which is incorporated herein by reference.

Article III
MISCELLANEOUS

SECTION 3.1

The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

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SECTION 3.2

This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 3.3

(a)            If any provision of this Supplemental Indenture conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture), by any of the provisions of Sections 310 to 317, inclusive, of said act, such required provision shall control.

(b)            In case any one or more of the provisions contained in this Supplemental Indenture or in the Securities issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 3.4

Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.5

(a)            This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)            The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

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IN WITNESS WHEREOF, WISCONSIN PUBLIC SERVICE CORPORATION has caused this Supplemental Indenture to be executed by its Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President, or any other officer selected by the Board of Directors, and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee as aforesaid, has caused this Supplemental Indenture to be executed by one of its authorized signatories, as of August 13, 2026.

WISCONSIN PUBLIC SERVICE CORPORATION

[SEAL]

	By:	/s/ Anthony Reese
Anthony Reese
Vice President and Treasurer

ATTEST:

By:	/s/ Joshua M. Erickson
Joshua M. Erickson
Assistant Corporate Secretary

[Company Signature Page to Closing Document No. 4(f) - Eighteenth Supplemental Indenture]

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U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

[Trustee Signature Page to Closing Document No. 4(f) - Eighteenth Supplemental Indenture]

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APPENDIX I

$___________

CUSIP: No. 976843 BS0 / US976843BS09

THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.*

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (140 58th STREET, BROOKLYN, NY), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

* To be included so long as Security is a Global Security.

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WISCONSIN PUBLIC SERVICE CORPORATION
Senior Note, 6.05% Series Due August 15, 2056

WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under the laws of Wisconsin (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ____________________ on August 15, 2056 and to pay interest thereon from August 13, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2027, or if not a Business Day, the next succeeding Business Day (and without any interest or other payment in respect of any such delay) at the rate of 6.05% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 6.05% per annum on any overdue principal and premium and on any overdue installment of interest. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the February 1 or August 1 (whether or not such day is a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose, in St. Paul, Minnesota, in Dollars, provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds into the account specified by the Depositary so long as this note is in the form of Global Security and otherwise by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

WISCONSIN PUBLIC SERVICE CORPORATION

By

Attest:

[SEAL]

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Form of Trustee’s Certificate of Authentication.

Dated: August 13, 2026

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By
Authorized Signatory

Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1998 (herein called the “Indenture”), between the Company and a predecessor of U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to Three Hundred Million Dollars ($300,000,000), subject to the right of the Company to reopen the Securities of this series for the issuance of additional Securities of this series on the terms and subject to the conditions specified in the Eighteenth Supplemental Indenture to the Indenture.

Prior to February 15, 2056 (the “Par Call Date”), the Company may redeem the Securities at the Company’s option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities mature on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Eighteenth Supplemental Indenture to the Indenture), plus 15 basis points less (b) interest accrued to but not including, the Redemption Date; and

(ii) 100% of the principal amount of the Securities to be redeemed,

Plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

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On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

In the event of a Tax Credit Event, the Company may redeem, upon a notice of redemption not less than 10 nor more than 60 days prior to the Redemption Date of the Securities, in whole but not in part, at a Redemption Price equal to 101% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

A “Tax Credit Event” occurs with respect to the Security if, in the Company’s reasonable determination, there exists a material risk, due to the Security (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986 (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee's receipt of the required redemption moneys on or before the Redemption Date (and in such case, no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

This Security is subject to Defeasance as described in the Indenture.

The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures (“CUSIP”), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.

All capitalized terms used in this Security without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranty:
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other signature guarantee program as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or Taxpayer Identification

Number:_______________________________________

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